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                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 21, 2000, with respect to the consolidated financial statements and schedules of PCS Holding Corporation and Subsidiaries, which have not separately been included in the Registration Statement on Form S-1, as amended, and related Prospectus of Rite Aid Corporation for the registration of shares of common stock.


                                                          /s/ ERNST & YOUNG LLP


Phoenix, Arizona
July 17, 2001